Exhibit 99.1

PRESS RELEASE

For release:	December 7, 2023

Contact:	Media
Stephen W. Ries Head of Investor Relations (610) 668-3270 sries@gbli.com

Global Indemnity Group, LLC Announces Quarterly Distribution

Wilmington, Delaware, (December 7, 2023) – Global Indemnity Group, LLC (NYSE:GBLI) (“GBLI”) announced today its Board of Directors has approved a distribution payment of $0.25 per common share to be paid on December 29, 2023 to all shareholders of record as of the close of business on December 22, 2023.

About Global Indemnity Group, LLC and its subsidiaries

Global Indemnity Group, LLC (NYSE:GBLI), through its several direct and indirect wholly owned subsidiary insurance companies, provides both admitted and non-admitted specialty property and specialty casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Group, LLC’s Continuing Lines segments are Commercial Specialty and Reinsurance Operations. The Exited Lines segment is comprised of business which the Company has decided it will no longer write.

For more information, visit the Company’s website at www.gbli.com.

Forward-Looking Information

The forward-looking statements contained in this press release do not address a number of risks and uncertainties. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward-looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[1] Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.